UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 25, 2025

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 8.01. Other Events.

Moleculin Biotech Inc., (the “Company”) convened its Special Meeting of Stockholders (the “Special Meeting”) at the Company’s offices located at 5300 Memorial Drive, Suite 950, Houston, Texas 77007, on April 9, 2025, at 10:00 a.m. Central Time. After counting the number of shares present in person and by proxy, it was determined that a quorum for the transaction of business at the Special Meeting was not present, and the Special Meeting was adjourned until April 25, 2025. Upon recommencement of the Special Meeting on April 25, 2025 and after counting the number of shares present in person and by proxy, it was determined that a quorum for the transaction of business at the Special Meeting was not present. A vote of shares present was held to adjourn the Special Meeting until May 9, 2025, at 10:00 a.m. Central Time, at the Company’s offices located at 5300 Memorial Drive, Suite 950, Houston, Texas 77007.

Therefore, the Special Meeting has been adjourned until May 9, 2025, at 10:00 a.m. Central Time, at the Company’s offices located at 5300 Memorial Drive, Suite 950, Houston, Texas 77007. All business to be transacted at the Special Meeting remains the same.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: April 25, 2025 By: /s/ Jonathan P. Foster Jonathan P. Foster Chief Financial Officer